                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------



                       CSX TRADE RECEIVABLES CORPORATION,
                                    SELLER,


                           CSX TRANSPORTATION, INC.,
                                   SERVICER,


                                      AND


                           THE CHASE MANHATTAN BANK,
                        A NEW YORK BANKING CORPORATION,

                                    TRUSTEE


                      on behalf of the Certificateholders

               -------------------------------------------------

                            SERIES 1998-1 SUPPLEMENT

                        Dated as of _____________, 1998

                                       to

                              AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT


                          Dated as of October 27, 1993

               -------------------------------------------------

                      CSXT TRADE RECEIVABLES MASTER TRUST

                                 SERIES 1998-1




--------------------------------------------------------------------------------

SERIES 1998-1 SUPPLEMENT dated as of ______________, 1998 (the "Series Supplement"), among CSX Trade Receivables Corporation, a Delaware corporation, Seller; CSX Transportation, Inc., a Virginia corporation, Servicer; and The Chase Manhattan Bank, a New York banking corporation, as successor in interest to Chemical Bank, Trustee.

          Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of October 27, 1993 (as amended and supplemented as of the date hereof, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller has created the CSXT Trade Receivables Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to issue, on behalf of the Trust, one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

          Pursuant to this Series Supplement, the Seller and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                   ARTICLE I

                   Creation of the Series 1998-1 Certificates
                   ------------------------------------------

          Section 1.01.    Designation.  (a)  There is hereby created a Series
                           -----------
of Investor Certificates to be issued pursuant to the Agreement and this Series Supplement to be known as "CSXT Trade Receivables Master Trust ______% Trade Receivables Participation Certificates, Series 1998-1".

          (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, with respect to the Series 1998-1 Certificates, the terms and provisions of this Series Supplement shall govern.

                                  ARTICLE II

                                  Definitions
                                  -----------

          Section 2.01.    Definitions.  (a)  Whenever used in this Series
                           -----------
Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          "Accumulation Period" shall mean, unless an Amortization Event shall
           -------------------
have occurred prior thereto, the period commencing at the close of business on the last Business Day of ____________, and ending upon the first to occur of (a) the commencement of the Early Amortization Period and (b) the Expected Final Payment Date.

          "Additional Interest" shall have the meaning set forth in Section
           -------------------
4.02(b).

          "Allocable Charged-Off Amount" shall mean, with respect to any Due
           ----------------------------
Period, the Investor Allocable Charged-Off Amount with respect to Series 1998-1 for such Due Period determined in accordance with Section 4.04(b) of the Agreement.

          "Allocable Collections" shall mean, with respect to any Due Period,
           ---------------------
the Series Allocable Collections with respect to Series 1998-1 for such Due Period determined in accordance with Section 4.04(b) of the Agreement.

          "Allocable Miscellaneous Payments" shall mean, with respect to any Due
           --------------------------------
Period, the Series Allocable Miscellaneous Payments for Series 1998-1 for such Due Period determined in accordance with Section 4.04(b) of the Agreement.

          "Available Excess Collections" shall have the meaning set forth in
           ----------------------------
Section 4.06(a).

          "Available Investor Collections" shall mean, with respect to any Due
           ------------------------------
Period, the sum of (a) an amount equal to Investor Collections for such Due Period plus (b) Investor Miscellaneous Payments for such Due Period, plus (c) Series 1998-1 Excess Collections on deposit in the Collection Account for the related Distribution Date.

          "Available Principal Collections" shall mean, with respect to any Due
           -------------------------------
Period, an amount equal to the sum of Monthly Principal for such Due Period less the amount, if any, by which Available Subordinated Collections exceed the Allocable Charged-Off Amounts with respect to the related Due Period; provided
                                                                      --------
that with respect to the Due Period immediately preceding the Sale Date, Available Principal Collections shall mean an amount equal to Monthly Principal for such Due Period.

          "Available Subordinated Amount" shall mean, with respect to any Due
           -----------------------------
Period, the sum of (a) the amount obtained by dividing the Subordination Percentage by one minus the Subordination Percentage and multiplying the result by the sum of (i) the Invested Amount as of the last day of the immediately preceding Due Period, (ii) the Yield Reserve with respect to such Due Period and
(iii) the Fee Reserve with respect to such Due Period and (b) the Outstanding Balance of Over Concentrated Receivables as of the last day of the immediately preceding Due Period; provided, however, that the Available Subordinated Amount
                      --------  -------
for the first Due Period shall be $___________.

          "Available Subordinated Collections" shall mean, with respect to any
           ----------------------------------
Due Period, the product of the Available Subordinated Percentage and Allocable Collections for such Due Period.

          "Available Subordinated Percentage" shall mean, with respect to any
           ---------------------------------
Due Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Available Subordinated Amount, if any, for such Due Period and the denominator of which is the product of the Net Receivables Pool Balance as of the last day of the preceding Due Period multiplied by the Series Allocation Percentage for such Due Period; provided,
                                                                    --------
however, that with respect to any Due Period in the Accumulation Period or an
-------
Early Amortization Period, the Available Subordinated Percentage shall be the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) the

Available Subordinated Amount, if any, as of the Due Period immediately preceding the Due Period in which the Accumulation Period or Early Amortization Period commences and the denominator of which is (b) the product of the Net Receivables Pool Balance as of the last day of the preceding Due Period in respect of which the Available Subordinated Percentage is being calculated and the Series Allocation Percentage for the Due Period in respect of which the Available Subordinated Percentage is being calculated.

          "Closing Date" shall mean ___________, 1998.
           ------------

          "Controlled Accumulation Amount" shall mean, for any Distribution Date
           ------------------------------
with respect to the Accumulation Period, $[_____________].

          "Controlled Deposit Amount" shall mean, for any Distribution Date with
           -------------------------
respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

          "Default Horizon Ratio" shall mean, with respect to any Due Period,
           ---------------------
the ratio (expressed as a percentage) computed by dividing (i) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the four Due Periods immediately preceding such Due Period by
(ii) the Net Receivables Pool Balance as of the last day of such Due Period.

          "Deficit Controlled Accumulation Amount" shall mean (a) on the first
           --------------------------------------
Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Available Principal Collections for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Available Principal Collections for such Distribution Date.

          "Delinquency Percentage" shall mean 0.73% for the first Due Period
           ----------------------
and, with respect to any other Due Period, the ratio (expressed as a percentage) computed by dividing (i) the sum of the amount of Receivables which, as of the last day of such Due Period, are unpaid and are more than 210 but less than 240 days past their billing date and the amount of Receivables which became Charged-Off Receivables during such Due Period and which were less than 240 days past their billing date at the time such Receivables became Charged-Off Receivables by (ii) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the eighth Due Period preceding such Due Period.

          "Dilution Horizon Ratio" shall mean, at any time, the ratio (expressed
           ----------------------
as a percentage) computed by dividing (i) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the prior Due Period by (ii) the Net Receivables Pool Balance as of the last day of the prior Due Period.

          "Dilution Percentage" shall mean 4.96% for the first Due Period and,
           -------------------
with respect to any other Due Period, the result (expressed as a percentage) calculated in accordance with the following formula:

         {(2.5 x ADR) + [(HDR-ADR) x (HDR/ADR)]} x Dilution Horizon Ratio

where:

HDR  =  the highest Dilution Ratio for any of the prior 12 consecutive Due
Periods

ADR  =  the average of the Dilution Ratios for the prior 12 consecutive Due
Periods

          "Dilution Ratio" shall mean, with respect to any Due Period, the ratio
           --------------
(expressed as a percentage) computed as of the last day of a Due Period by dividing (i) the aggregate amount by which the Pool Balance was reduced during such Due Period on account of adjustments pursuant to Section 3.10(a) of the Agreement, excluding any Receivables which are unpaid and more than 210 days past their billing date by (ii) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the Due Period prior to the Due Period for which the Dilution Ratio is calculated.

          "Early Amortization Period" shall mean the period beginning at the
           -------------------------
close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to Series 1998-1 and ending upon the earlier to occur of (i) the payment in full to the Series 1998-1 Certificateholders of the Invested Amount and (ii) the Sale Date.

          "Expected Final Payment Date" shall mean the ____________ Distribution
           ---------------------------
Date.

          "Fee Reserve" shall mean, with respect to any Due Period, an amount
           -----------
equal to the product of (i) a fraction, the numerator of which is two times the average days sales outstanding for the Receivables for the preceding Due Period and the denominator of which is 365, and (ii) the Monthly Servicing Fee for Series 1998-1 times twelve.

          "Initial Invested Amount" shall mean the aggregate initial principal
           -----------------------
amount of the Series 1998-1 Certificates, which is $[____________].

          "Interest Payment Date" shall mean the 25th day of each calendar month
           ---------------------
(or, if such day is not a Business Day, the next succeeding Business Day), commencing July 27, 1998.

          "Interest Period" shall mean, with respect to any Payment Date, the
           ---------------
period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Closing
Date) to but excluding such Payment Date.

          "Interest Shortfall" shall have the meaning specified in Section
           ------------------
4.02(b).

          "Invested Amount" shall mean, when used with respect to any date, an
           ---------------
amount equal to (a) the Initial Invested Amount, minus (b) the amount of principal payments made to Series 1998-1 Certificateholders prior to such date, minus (c) the Principal Funding Account Balance as of such date, minus (d) the amount, if any, by which the aggregate amount of any Investor Charge-Offs exceeds the product of (x) the aggregate amount of any recoveries on any Charged-Off Receivables that had resulted in any Allocable Charged-Off Amounts and (y) the Investor Ownership Percentage for Series 1998-1.

          "Investor Allocation Percentage" shall mean, with respect to any Due
           ------------------------------
Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) the sum of the Invested Amount as of the last day of the preceding Due Period and the Available Subordinated Amount, if any, the Yield Reserve and the Fee Reserve, in each case for such Due Period and the denominator of which is (b) the product of the Net Receivables Pool Balance as of the last day of the preceding Due Period multiplied by the Series Allocation Percentage for such Due Period; provided, however, that (i) the
                                           --------  -------
Investor Allocation Percentage for the first Due Period shall be [______]% and
(ii) with respect to any Due Period in the Accumulation Period or an Early Amortization Period, the Investor Allocation Percentage shall be the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) the sum of the Invested Amount as of the day immediately preceding the day on which the Accumulation Period or Early Amortization Period commences and the Available Subordinated Amount, if any, the Yield Reserve and the Fee Reserve, in each case as of the Due Period immediately preceding the Due Period in which the Accumulation Period or Early Amortization Period commences and the denominator of which is (b) the product of the Net Receivables Pool Balance as of the last day of the preceding Due Period in respect of which the Investor Allocation Percentage is being calculated and the Series Allocation Percentage for the Due Period in respect of which the Investor Allocation Percentage is being calculated.

          "Investor Charge-Off" shall have the meaning specified in Section
           -------------------
4.05.

          "Investor Collections" shall mean, with respect to any Due Period, the
           --------------------
product of the Investor Allocation Percentage and Allocable Collections for such Due Period.

          "Investor Miscellaneous Payments" shall mean, with respect to any Due
           -------------------------------
Period, an amount equal to the product of the Investor Allocation Percentage and the Allocable Miscellaneous Payments for such Due Period.

          "Loss Percentage" shall mean 5.17% for the first Due Period, and with
           ---------------
respect to any other Due Period, the product of (a) 2.5, (b) the greatest three Due Period rolling average Delinquency Percentage for the twelve prior Due Periods and (c) the Default Horizon Ratio for such Due Period.

          "Loss Reserve" shall mean, with respect to any Due Period, the
           ------------
Available Subordinated Amount; provided, however, that with respect to any Due
                               --------  -------
Period in the Accumulation Period or an Early Amortization Period, the Loss Reserve shall be equal to the Loss Reserve for the Due Period immediately preceding the Due Period in which the Accumulation Period or Early Amortization Period commenced, less the aggregate Allocable Charged-Off Amounts for each of the Due Periods commencing with the Due Period in which the Accumulation Period or Early Amortization began and ending with the Due Period preceding the Due Period for which the determination is being made.

          "Monthly Interest" shall have the meaning specified in Section
           ----------------
4.02(a).

          "Monthly Investor Principal" shall have the meaning specified in
           --------------------------
Section 4.03(a).

          "Monthly Payment Rate" shall mean, with respect to any Due Period, the
           --------------------
percentage equivalent of a fraction, the numerator of which is the sum of the aggregate amount of Collections for such Due Period and the denominator of which is the Net Receivables Pool Balance as of the last day of such Due Period.

          "Monthly Principal" shall have the meaning specified in Section
           -----------------
4.04(iii).

          "Monthly Servicing Fee" shall have the meaning specified in Section
           ---------------------
3.01.

          "Net Series Pool Balance" shall mean the Net Series Pool Balance with
           -----------------------
respect to Series 1998-1.

          "Over Concentrated Receivables" shall mean, as of any Due Period, the
           -----------------------------
product of (i) the Series Allocation Percentage as of the last day of the preceding Due Period and (ii) the sum determined by adding, without duplication, for each Obligor and its Affiliated Obligors, if any, for which the Special Concentration Limit exceeds the Concentration Limit, the Outstanding Balance of Receivables for such Obligor and its Affiliated Obligors, if any, minus the sum of (a) the amount, if any, by which the Outstanding Balance of Receivables for such Obligor and its Affiliated Obligors, if any, exceeds the Special Concentration Limit for such Obligor and its Affiliated Obligors and (b) 2.5% (or any other higher percentage designated by the Seller, subject to satisfaction of the Rating Agency Condition) of the Outstanding Balance of Receivables in the Trust.

          "Payment Date" shall mean any Interest Payment Date and any Special
           ------------
Payment Date.

          "Principal Funding Account" shall have the meaning specified in
           -------------------------
Section 4.03(b).

          "Principal Funding Account Balance" shall mean the principal amount,
           ---------------------------------
if any, on deposit in the Principal Funding Account.

          "Reassignment Amount" shall mean, with respect to any Distribution
           -------------------
Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, (ii) accrued and unpaid interest on the unpaid balance of the Series 1998-1 Certificates (calculated on the basis of the outstanding principal balance of the Series 1998-1 Certificates at the Certificate Rate) through the day preceding such Distribution Date, (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1998-1 Certificateholders on a prior Distribution Date.

          "Required Net Series Pool Balance" shall mean the Required Net Series
           --------------------------------
Pool Balance with respect to Series 1998-1. For purposes of determining the Required Net Series Pool Balance, the amount, if any, by which the Initial Invested Amount exceeds the Invested Amount shall be deducted from the Required Net Series Pool Balance.

          "Revolving Period" shall mean the period beginning at the close of
           ----------------
business on the Business Day immediately preceding the Cut-Off Date and ending on the earlier of (a) the close of business on the last Business Day of ____________ and (b) the close of business on the day preceding the day the Early Amortization Period commences.

          "Sale Date" shall mean the ____________ Distribution Date.
           ---------

          "Seller's Percentage" shall mean, with respect to any Due Period, 100%
           -------------------
minus the Investor Allocation Percentage for such Due Period.

          "Series 1998-1" or "Series 1998-1 Certificates" shall mean the Series
           -------------      --------------------------
of Investor Certificates, the terms of which are specified in this Series Supplement, substantially in the form of Exhibit A.

          "Series 1998-1 Certificateholders" shall mean the Holders of Series
           --------------------------------
1998-l Certificates.

          "Series 1998-1 Certificateholders' Interest" shall mean that portion
           ------------------------------------------
of the Certificateholders' Interest evidenced by the Series 1998-1 Certificates.

          "Series 1998-1 Certificate Rate" shall mean [______]% per annum,
           ------------------------------
calculated on the basis of a 360-day year of twelve 30-day months.

          "Series Cut-Off Date" with respect to Series 1998-1 or "Series 1998-1
           --------------------------------------------------------------------
Cut-Off Date" shall mean ______________, 1998.
------------

          "Series 1998-1 Defeasance" shall have the meaning specified in Section
           ------------------------
4.07.

          "Series 1998-1 Excess Collections" shall have the meaning set forth in
           --------------------------------
Section 4.06(b).

          "Series 1998-1 Shortfall" for any Due Period shall have the meaning
           -----------------------
set forth in Section 4.06(b).

          "Series Allocation Percentage" shall mean, with respect to any Due
           ----------------------------
Period, the Series Allocation Percentage with respect to Series 1998-1 for such Due Period.

          "Servicing Fee" shall have the meaning specified in Section 3.01.
           -------------

          "Special Payment Date" shall mean each Distribution Date with respect
           --------------------
to any Early Amortization Period.

          "Subordination Percentage" shall mean, with respect to any Due Period,
           ------------------------
the greater of (i) the sum of 12.5% and the product of (A) the average Dilution Ratio over the twelve prior Due Periods and (B) the Dilution Horizon Ratio or
(ii) the sum of the Dilution Percentage and the Loss Percentage.

          "Termination Proceeds" shall mean any Termination Proceeds arising out
           --------------------
of a sale of Receivables (or interests therein) pursuant to Section 12.02(c) of the Agreement with respect to Series 1998-1.

          "Yield Reserve" shall mean, with respect to any Due Period, an amount
           -------------
equal to the greater of (a) the product of (i) 1.5% and (ii) the outstanding principal balance of the Series

1998-1 Certificates as of the last day of the immediately preceding Due Period and (b) the product of (i) a fraction, the numerator of which is two times the average days sales outstanding for the Receivables for the preceding Due Period and the denominator of which is 365, (ii) the outstanding principal balance of the Series 1998-1 Certificates as of the last day of the immediately preceding Due Period and (iii) the Series 1998-1 Certificate Rate.

          (b) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Adverse Effect" shall mean whenever used in this Series Supplement or the Agreement with respect to Series 1998-1 with respect to any action, that such action will (i) result in the occurrence of an Amortization Event or (ii) adversely affect the amount of distributions to be made to the Series 1998-1 Certificateholders pursuant to this Series Supplement or the timing of such distributions.

          (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Series Supplement or the Agreement with respect to Series 1998-1, Moody's and Standard & Poor's. As used in this Series Supplement and in the Agreement with respect to Series 1998-1, "highest investment category" or "highest rating category" shall mean (i) in the case of Standard & Poor's, A-l+ or AAA, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable.

          (d) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

          (e) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

          (f) The percentage concentration limits set forth in Schedule I hereto for the Obligors listed on Schedule I hereto shall be the Concentration Limit for such Obligors, rather than 2.5%, for purposes of the definition of "Concentration Limit" set forth in Section 1.01 of the Agreement, subject to the conditions set forth in such Schedule I.

                                  ARTICLE III

                                 Servicing Fee
                                 -------------

Section 3.01.    Servicing Compensation.  The monthly servicing fee in respect
                 ----------------------
of Series 1998-1 (the "Servicing Fee") shall be payable to the Servicer, in arrears, on each Distribution Date in respect of any Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Sale Date and the first Distribution Date on which the Invested Amount is zero, in such amount as is specified in Section 3.02 of the Agreement; provided,
                                                                       --------
however, with respect to the first Distribution Date, the Servicing Fee shall be
-------
equal to $______________. The share of the Servicing Fee allocable to the Series 1998-1 Certificateholders with respect to any Due Period (the "Monthly Servicing Fee") shall be equal to the product of (a) the Servicing Fee and (b) a fraction, the numerator of which is (i) the Invested

Amount as of the last day of such Due Period and the denominator of which is
(ii) the product of the Net Receivables Pool Balance as of the last day of such Due Period multiplied by the Series Allocation Percentage for such Due Period; provided, however, with respect to the first Distribution Date, the Monthly
--------  -------
Servicing Fee shall be equal to $______________. The remainder of the Servicing Fee shall be paid by the Seller and in no event shall the Trust, the Trustee or the Series 1998-1 Certificateholders be liable for the share of the Servicing Fee to be paid by the Seller. The Monthly Servicing Fee shall be payable to the Servicer from Available Investor Collections solely to the extent amounts are available for distribution pursuant to Section 4.04(ii). To the extent that the Monthly Servicing Fee is not paid pursuant to the immediately preceding sentence, the Seller shall pay the Monthly Servicing Fee to the Servicer.

                                  ARTICLE IV

                 Rights of Series 1998-1 Certificateholders and
                 ----------------------------------------------

                   Allocation and Application of Collections
                   -----------------------------------------

           Section 4.01.    Allocations.  (a)  Allocations.  Collections of
                            -----------        -----------
Receivables, Charged-Off Receivables and Miscellaneous Payments allocated to Series 1998-l pursuant to Article IV of the Agreement shall be allocated and distributed or reallocated as set forth in this Article.

          (b)   Payments to Seller.  The Servicer shall withdraw from the
                ------------------
Collection Account and pay to the Seller on each day when any deposit of Collections to the Collection Account is made an amount equal to the Sellers' Percentage for the related Due Period of Allocable Collections deposited in the Collection Account on such day unless either (i) such amount has been netted against deposits to the Collection Account or (ii) the Net Series Pool Balance is less than 100% of the Required Net Series Pool Balance. The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the purchase price for the Certificateholders' Interest or the Purchased Interests pursuant to Section 2.07 or 10.01 of the Agreement, payment of the purchase price for the Series 1998-1 Certificateholders' Interest pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 12.02 of the Agreement.

Section 4.02.    Determination of Monthly Interest.  (a)  The amount of monthly
                 ---------------------------------
interest ("Monthly Interest") distributable from the Collection Account or, if a Series 1998-1 Defeasance has occurred, distributable from the Principal Funding Account, with respect to the Series 1998-1 Certificates on any Distribution Date shall be an amount equal to one-twelfth of the product of (i) the Series 1998-1 Certificate Rate and (ii) the outstanding principal balance of the Series 1998-1 Certificates as of the close of business on the preceding Distribution Date (after giving effect to all distributions of Monthly Principal on such preceding Distribution Date); provided, however, with respect to the first Distribution
                    --------  -------
Date, Monthly Interest shall be equal to $_________. Monthly Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

          (b) On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Interest Shortfall") of (x) the aggregate Monthly Interest for the Interest Period applicable to such Payment Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Distribution Date. If the Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Additional Interest") equal to one-twelfth of the product of (i) the Certificate Rate and (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 1998-1 Certificateholders) shall be payable as provided herein with respect to the Series 1998-1 Certificates on each Distribution Date following such Payment Date to and including the Payment Date on which such Interest Shortfall is paid to Certificateholders. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Series 1998-1 Certificateholders only to the extent permitted by applicable law.

          Section 4.03.    Determination of Monthly Principal; Principal
                           ---------------------------------------------
Funding Account; Accumulation Period.  (a)  The amount of monthly principal
------------------------------------
("Monthly Investor Principal") distributable from the Collection Account with respect to the Series 1998-1 Certificates on each Distribution Date, beginning with the first to occur of (i) the first Special Payment Date, if any, and (ii) the first Distribution Date with respect to the Accumulation Period, shall be equal to the lesser of (x) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, and (y) if such Distribution Date occurs during the Accumulation Period, the Controlled Deposit Amount for such Distribution Date; provided that Monthly Investor Principal on
                                   --------
any such Distribution Date shall not exceed the Invested Amount.

          (b) (i) The Servicer, for the benefit of the Series 1998-1 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 1998-1 Certificateholders. The Principal Funding Account shall initially be established with The Chase Manhattan Bank.

          (ii) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held for the benefit of the Series 1998-1 Certificateholders; provided that
                                                              --------
on each Distribution Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be paid to the Seller. Funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. Funds on deposit in the Principal Funding Account on a Transfer Date (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

          (iii) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Series Supplement.

          (c) (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. Except as expressly provided herein or in the Agreement, the Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 1998-1 Certificateholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Principal Funding Account meeting the conditions specified in paragraph (b)(i) above, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Principal Funding Account.

          (ii)   Pursuant to the authority granted to the Servicer in Section
3.01 of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.0l of this Series Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series 1998-1 Certificateholders.

          Section 4.04.    Application of Available Investor Collections.  If
                           ---------------------------------------------
a Series 1998-1 Defeasance has not occurred, the Servicer shall, by written request specifying all the distributions to be made, cause the Trustee to apply, on each Distribution Date, Available Investor Collections for the preceding Due Period to make the following distributions:

          (i) an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not paid to the Series 1998-1 Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not paid to the Series 1998-1 Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Series 1998-1 Certificateholders;

          (ii) an amount equal to the Monthly Servicing Fee for such preceding Due Period shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account), provided, however,
                                                              --------  -------
     that during the Early Amortization Period, if CSX Transportation, Inc. is Servicer, then such Monthly Servicing Fee shall be distributed only after the required distributions set forth in clause (iii) of this Section 4.04 have been made;

          (iii) on any Distribution Date with respect to the Accumulation Period or the Early Amortization Period, the remaining balance of Available Investor Collections ("Monthly Principal") shall be deposited by the Servicer or the Trustee into the Principal Funding Account; provided that,
                                                                 --------
     except for Excess Collections applied as Available Investor Collections pursuant to Section 4.06, the amount so deposited shall not exceed the Monthly Investor Principal with respect to such Distribution Date; and

          (iv) the balance, if any, shall constitute Excess Collections and shall be allocated and distributed as set forth in Section 4.05 of the Agreement and Section 4.06 of this Series Supplement.

          Section 4.05.    Investor Charge-Offs.  If on any Distribution Date,
                           --------------------
the Allocable Charged-Off Amount for the preceding Due Period exceeds the Loss Reserve for the preceding Due Period, the Invested Amount shall be reduced by the amount of such excess (an "Investor Charge-Off").

          Section 4.06.    Excess Collections.  (a)  That portion of Excess
                 ------------------
Collections of all Series and Purchased Interests for any Due Period which is not allocated to the Seller under Section 4.05 of the Agreement ("Available Excess Collections") will be allocated to Series 1998-1 and will be distributed as set forth in this Series Supplement.

          (b) Available Excess Collections, for any Distribution Date with respect to the Accumulation Period or the Early Amortization Period shall be allocated to Series 1998-1 up to the Series 1998-1 Shortfall for such Distribution Date; provided, however, that if the aggregate amount of Excess
                   --------  -------
Collections for all Series and Purchased Interests for such Distribution Date is less than the aggregate amount of Shortfalls for all Series and Purchased Interests for such Distribution Date, then Series 1998-1 Excess Collections for such Distribution Date shall equal the product of (x) Excess Collections for all Series and Purchased Interests for such Distribution Date and (y) a fraction, the numerator of which is the Series 1998-1 Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Shortfalls for all Series and Purchased Interests for such Distribution Date. The portion of Available Excess Collections, if any, allocated to Series 1998-1 in accordance with the foregoing shall be referred to as the Series 1998-1 Excess Collections. The Series 1998-1 Shortfall for any Distribution Date with respect to (a) the Early Amortization Period shall equal the excess of (i) the Invested Amount on such Distribution Date (determined before giving effect to any distributions to be made on such date) over (ii) the Monthly Principal to be distributed on such Distribution Date (excluding any portion thereof attributable to Excess Collections) and (b) the Accumulation Period shall equal the excess of (i) the Controlled Deposit Amount over (ii) the Monthly Principal to be distributed on such Distribution Date (excluding any portion thereof attributable to Excess Collections).

          Section 4.07.    Defeasance of Series 1998-1 Certificates.  The
                           -----------------------------------------
Seller may, at any time during the period beginning on the first day of the Due Period immediately preceding the Accumulation Period and ending on the Expected Final Payment Date, deposit funds into the Principal Funding Account in an amount equal to the unpaid principal balance of the Series 1998-1 Certificates plus an amount sufficient to pay all amounts which will be accrued and unpaid as of each remaining Distribution Date for Series 1998-1 through and including the Expected Final Payment Date (a "Series 1998-1 Defeasance") for Series 1998-1. In the event of a Series 1998-1 Defeasance, the Servicer shall, by written request specifying all distributions to be made, cause the Trustee to apply on each remaining Payment Date funds on deposit in the Principal Funding Account and pay to the Paying Agent for payment to the Series 1998-1 Certificateholders an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not paid to the Series 1998-1 Certificateholders on a prior Payment Date, plus the amount of any Additional Interest for such Payment Date and any Additional Interest previously due but not paid to the Series 1998-1 Certificateholders on a prior Payment Date.

                                   ARTICLE V

                          Distributions and Reports to
                          ----------------------------
                        Series 1998-1 Certificateholders
                        --------------------------------

          Section 5.01.    Distributions.  (a)  On each Payment Date, the
                           -------------
Paying Agent shall, based upon the information set forth in the Certificate of a Servicing Officer delivered pursuant to Section 5.02(b) in respect of such Payment Date, distribute to each Series 1998-1 Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Investor Certificateholder's pro rata share of the amounts that are allocated and available on such Payment Date to pay interest on the Series 1998-1 Certificates pursuant to this Series Supplement.

          (b) On each Special Payment Date and the Expected Final Payment Date, the Paying Agent shall distribute to each Series 1998-1 Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Series 1998-1 Certificateholder's pro rata share of the amounts on deposit in the Principal Funding Account.

          (c) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 1998-l Certificateholders hereunder shall be made by check mailed to each Series 1998-1 Certificateholder at such Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 1998-l Certificate or the making of any notation thereon; provided, however, that with
                                                   --------  -------
respect to Series 1998-1 Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

          (d) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.07, 9.02 and 12.02 of the Agreement and
Section 8.01 of this Series Supplement.

          Section 5.02.    Reports and Statements to Series 1998-1
                           ---------------------------------------
Certificateholders. (a)  On each Distribution Date, the Paying Agent, on
-------------------
behalf of the Trustee, shall forward to each Series 1998-1 Certificateholder a statement substantially in the form of Exhibit B prepared by the Servicer.

          (b) Not later than the fourth Business Day preceding each Distribution Date, the Servicer shall deliver to the Trustee, the Paying Agent and each Rating Agency a certificate of a Servicing Officer substantially in the form of Exhibit C.

          (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 1998-1 Certificateholder or Certificate Owner by a request in writing to the Servicer.

          (d) On or before January 31 of each Fiscal Year, beginning with Fiscal Year [1999], the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding Fiscal Year was a Series 1998-1 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 1998-1 Certificateholders, as set forth in paragraph (a) above, aggregated for such Fiscal Year or the applicable portion thereof during which such Person was a Series 1998-1 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 1998-1 Certificateholders to prepare their tax returns. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                  ARTICLE VI

                              Amortization Events
                              -------------------

          Section 6.01.    Additional Amortization Events.  (a)  The
                           ------------------------------
occurrence of the following events shall be deemed to be an Amortization Event solely with respect to Series 1998-1:

          (i) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Due Periods is less than 25%; or

          (ii) the Invested Amount shall not be paid in full on the Expected Final Payment Date.

          (b) In the case of the event described in clause (i) above, subject to applicable law, an Amortization Event shall occur with respect to Series 1998-1 without any notice or other action on the part of the Trustee or the Series 1998-1 Certificateholders. In the case of the event described in clauses
(ii) above, the Trustee or Holders of Series 1998-1 Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 1998-1 by notice then given to the Seller and the Servicer (and to the Trustee if given by the Series 1998-1 Certificateholders) may declare that an Amortization Event has occurred with respect to Series 1998-1.

                                  ARTICLE VII

                              Optional Repurchase
                              -------------------

          Section 7.01.    Optional Repurchase.  (a)  On the Distribution Date
                           -------------------
occurring on or after the date on which the Invested Amount is reduced to $20,000,000 or less, the Seller shall have the option to purchase the Series 1998-1 Certificateholders' Interest, at a purchase price equal to the Reassignment Amount for such Distribution Date.

          (b) The Seller shall give the Servicer and the Trustee at least 30 days prior written notice of the date on which the Seller intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Distribution Date the Seller shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. The Reassignment Amount shall be distributed as set forth in Section 8.01(b).

                                 ARTICLE VIII

                              Final Distributions
                              -------------------

          Section 8.01.    Sale of Certificateholders' Interest pursuant to
                           ------------------------------------------------
Section 2.07 of the Agreement.  (a)  Purchase Price.  The amount to be paid by
------------------------------      ----------------
the Seller with respect to Series 1998-1 in connection with a repurchase of the Certificateholders' Interest pursuant to Section 2.07 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Due Period in which the reassignment obligation arises under the Agreement.

           (b)   Distributions pursuant to Section 7.01 of this Series
                 -----------------------------------------------------
Supplement and sections 2.07 or 12.02(c) of the Agreement.  With respect to the
----------------------------------------------------------
Reassignment Amount deposited into the Collection Account pursuant to Section
7.01 or 8.01(a) or any Termination Proceeds deposited into the Collection Account pursuant to Section 12.02(c) of the Agreement, the Trustee shall, at the direction of the Servicer, on the date of deposit, make deposits of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds in the following manner: (i) the Invested Amount on such date will be deposited into the Principal Funding Account; and
(ii) the amount of accrued and unpaid interest on the unpaid balance of the Series 1998-1 Certificates, plus the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 1998-1 Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Series 1998-1 Certificateholders. Any accrued but unpaid Monthly Servicing Fees shall be paid to the Servicer. The remainder of any Termination Proceeds shall be paid to the Seller.

          (c) Notwithstanding anything to the contrary in this Series Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to Section 7.01 or 8.01 for payment to the Series 1998-1
Certificateholders shall be deemed distributed in full to the Series 1998-1 Certificateholders on such date on which such funds are distributed and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

                                  ARTICLE IX

                            Miscellaneous Provisions
                            ------------------------

          Section 9.01.    Ratification of Agreement.  As supplemented by this
                           -------------------------
Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

          Section 9.02.    Counterparts.  This Series Supplement may be
                           ------------
executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          Section 9.03.    Governing Law.  THIS SERIES SUPPLEMENT SHALL BE
                           -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND

THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 9.04.    The Trustee.  The Trustee shall not be responsible
                           -----------
in any manner whatsoever for or in respect of the sufficiency of this Series Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Seller.

          IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                              CSX TRADE RECEIVABLES
                              CORPORATION, as Seller,


                                 by

                                   -------------------------------
                                   Title:

                              CSX TRANSPORTATION, INC.,
                              as Servicer,


                                 by

                                   -------------------------------
                                   Title:

                              THE CHASE MANHATTAN BANK, as Trustee

                                 by

                                   -------------------------------
                                   Title:

                                  Schedule I

                        Percentage Concentration Limits


1. General Motors Corporation, which percentage shall not exceed 5%; provided that General Motors Corporation maintains a short-term rating of at least P-2 by Moody's and A-2 by Standard and Poor's; and

2. Ford Motor Company, which percentage shall not exceed 7%; provided that Ford Motor Company maintains a short-term rating of P-1 by Moody's and A-1 by Standard and Poor's.

      Notwithstanding the above, so long as any such Obligor is rated less than P-1 by Moody's, such Obligor will have an average days paid of less than 90 days.

                                                                       EXHIBIT A


                          FORM OF FACE OF CERTIFICATE


                                                   Initial
REGISTERED                                         Principal Balance: /*/
                                                   $____________________________
Certificate No. R-[        ]
                                                   CUSIP NO. [           ]


[Unless this Certificate is presented by an authorized representative of The Depositary Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name is requested by an authorized representative of DTC (any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                      CSXT TRADE RECEIVABLES MASTER TRUST
                                 SERIES 1998-1


                            [  ]% TRADE RECEIVABLES
                           PARTICIPATION CERTIFICATES


             evidencing a fractional undivided interest in certain
                                 assets of the


                      CSXT TRADE RECEIVABLES MASTER TRUST

the corpus of which consists primarily of freight receivables (the "Receivables") generated from time to time by CSX Transportation, Inc., all collateral security with respect thereto, all collections thereon and certain other assets. This certificate (a "Certificate") does not represent an interest in, or obligation of, CSX Trade Receivables Corporation ("Seller"), or CSX Transportation, Inc. ("CSX Transportation") or any affiliate thereof.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement referred to on the reverse side hereof or be valid for any purpose.

          THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND

------------------------
/*/  Denominations of $1,000 and integral multiples of $1,000 in excess thereof

REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Seller has caused this Certificate to be duly executed.

                              CSX TRADE RECEIVABLES
                              CORPORATION,

                                 by
                                   ------------------------------------
                                   Name:
                                   Title:

Dated:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

THE CHASE MANHATTAN BANK,
as Trustee,

 by

   --------------------------
   Authorized Officer

                         FORM OF REVERSE OF CERTIFICATE

          This certifies that ___________________ (the "Series 1998-1
Certificateholder"), is the registered owner of a fractional undivided interest in certain assets of the CSXT TRADE RECEIVABLES MASTER TRUST (the "Trust") created pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of October 27, 1993 (as amended, the "P&S"), as supplemented by the Series 1998-1 Supplement dated as of __________, 1998 (as amended and supplemented, the "Series Supplement"), among the Seller, CSX Transportation, Inc. and The Chase Manhattan Bank, as successor in interest to Chemical Bank, as trustee (the "Trustee"). The P&S and the Series Supplement are hereinafter collectively referred to as the Pooling and Servicing Agreement. The corpus of the Trust includes (i) the Receivables generated from time to time by CSX Transportation and sold by it to the Seller pursuant to the Receivables Sale Agreement, all collateral security with respect thereto, and all Collections and amounts received with respect thereto, and all proceeds thereof, (ii) all the Seller's rights under the Receivables Sale Agreement, (iii) all monies on deposit in certain accounts of the Trust, (iv) any Enhancements and (v) all other assets and interests constituting the Trust. In addition to the Certificates, the Seller's Certificate will be issued pursuant to the Pooling and Servicing Agreement which will represent the Seller's Interest in the Trust. The Seller's Certificate will represent the interest in the Trust Assets not represented by the Investor Certificates or allocated to any Purchased Interest.

          Subject to the terms and conditions of the Pooling and Servicing Agreement, the Seller may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates or Purchased Interests, which will represent fractional undivided interests in certain of the Trust Assets.

          This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement to which, as amended and supplemented from time to time, the Series 1998-1 Certificateholder by virtue of the acceptance hereof assents and is bound. This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement (without schedules) may be requested from the Trustee at its Corporate Trust Department. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement.

          The Seller has entered into the Pooling and Servicing Agreement and the Series 1998-l Certificates have been (or will be) issued with intention that the Series 1998-l Certificates will qualify under applicable tax law as indebtedness of the Seller secured by the Receivables. The Seller and each Certificateholder and Certificate Owner, by the acceptance of its Certificate or Book-Entry Certificate, as applicable, agrees to treat the Series 1998-1 Certificates as indebtedness of the Seller secured by the Receivables for Federal income taxes, state and local income, single business and franchise taxes and any other taxes imposed on or measured by income.

                                   ASSIGNMENT

          Social security or other identifying number of assignee ______________

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto__________________________________________________________________
________________________________________________________________________________

                        (name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________________    __________________________*

                                Signature Guaranteed:

                                __________________________

_________________________________
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

                                                                       EXHIBIT B

                 Certificateholders Distribution Date Statement

                                                                       EXHIBIT C



                     FORM OF MONTHLY SERVICER'S CERTIFICATE

                            CSX TRANSPORTATION, INC.

                      CSXT TRADE RECEIVABLES MASTER TRUST
                                 SERIES 1998-l

          The undersigned, a duly authorized representative of CSX Transportation, Inc., as Servicer ("CSX"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of October 27, 1993 (as amended, the "Agreement"), as supplemented by the Series 1998-1 Supplement (as amended and supplemented, the "Series Supplement"), among CSX, the Seller, and The Chase Manhattan Bank, as successor in interest to Chemical Bank, Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

          2.  CSX is, as of the date hereof, the Servicer under the Agreement.

          3.  The undersigned is a Servicing Officer.

          4.  This Certificate relates to the Distribution Date occurring on
     ___________.

          5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Due Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Seller and servicers, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None"].

          6. As of the date hereof, to the best knowledge of the undersigned, no Amortization Event occurred on or prior to such Distribution Date.

          7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Agreement [or, if there is a Lien, such Lien consists of _______ ].

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ______ day of 199_.

                                    CSX TRANSPORTATIONS, INC.
                                         Servicer,

                                    By:__________________________________
                                       Name:
                                       Title:

                               TABLE OF CONTENTS





                                                                                                       PAGE

ARTICLE I     Creation of the Series 1998-1 Certificates..............................................    1

     Section 1.01.  Designation.......................................................................    1

ARTICLE II    Definitions.............................................................................    1

     Section 2.01.  Definitions.......................................................................    1

ARTICLE III   Servicing Fee...........................................................................    9

     Section 3.01.  Servicing Compensation............................................................    9

ARTICLE IV    Rights of Series 1998-1 Certificateholders and Allocation and
              Application of Collections..............................................................    9

     Section 4.01.  Allocations.......................................................................    9
     Section 4.02.  Determination of Monthly Interest.................................................   10
     Section 4.03.  Determination of Monthly Principal;
                    Principal Funding Account; Accumulation Period....................................   10
     Section 4.04.  Application of Available Investor Collections.....................................   11
     Section 4.05.  Investor Charge-Offs..............................................................   12
     Section 4.06.  Excess Collections................................................................   12

ARTICLE V     Distributions and Reports to Series 1998-1 Certificateholders...........................   13

     Section 5.01.  Distributions.....................................................................   13
     Section 5.02.  Reports and Statements to Series 1998-1 Certificateholders........................   14

ARTICLE VI    Amortization Events.....................................................................   14

     Section 6.01.  Additional Amortization Events....................................................   14

ARTICLE VII   Optional Repurchase.....................................................................   15

     Section 7.01.  Optional Repurchase...............................................................   15

ARTICLE VIII  Final Distributions.....................................................................   15

     Section 8.01.  Sale of Certificateholders' Interest pursuant to Section 2.07 of the
                    Agreement.........................................................................   15

ARTICLE IX    Miscellaneous Provisions................................................................   16

     Section 9.01.  Ratification of Agreement.........................................................   16
     Section 9.02.  Counterparts......................................................................   17
     Section 9.03.  Governing Law.....................................................................   17
     Section 9.04.  The Trustee.......................................................................   17

                                      -i-